                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               ATRION CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                           [ATRION CORPORATION LOGO]

                                 April 8, 1998

Dear Stockholder:

     You are cordially invited to attend the 1998 annual meeting of stockholders of Atrion Corporation, which will be held at our offices in Allen, Texas on Tuesday, May 12, 1998 at 10:00 a.m., Central Time. A notice of the annual meeting and the Company's Proxy Statement, together with a proxy card, accompany this letter. Also enclosed is a copy of our 1997 Annual Report.

     In addition to the formal items of business to be brought before the meeting, we will report on the Company's operations and answer stockholder questions.

     We hope that you will attend the meeting in person. However, whether or not you plan to be personally present, we urge you to read the accompanying Proxy Statement carefully and then complete, date and sign the enclosed proxy card and return it promptly in the envelope provided herewith. This will ensure representation of your shares of common stock if you are unable to attend the meeting.

                                                     Sincerely,

                                                     /s/Jerry A. Howard
                                                     Jerry A. Howard

                               ATRION CORPORATION
                             ONE ALLENTOWN PARKWAY
                               ALLEN, TEXAS 75002

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Atrion Corporation:

     Notice is hereby given that the annual meeting of stockholders of Atrion Corporation (the "Company") will be held at the Company's offices, One Allentown Parkway, Allen, Texas, on Tuesday, May 12, 1998 at 10:00 a.m., Central Time, for the following purposes:

          1. To elect three directors.

          2. To consider and vote upon a proposal to approve certain amendments to the Company's 1997 Stock Incentive Plan.

          3. To consider and vote upon a proposal to approve the Company's 1998 Outside Directors Stock Option Plan.

          4. To ratify the Board of Directors' appointment of Arthur Andersen LLP as independent accountants to audit the Company's financial statements for the year 1998.

          5. To transact such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on March 23, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and at any adjournment thereof.

                                          By Order of the Board of Directors

                                          Jeffery Strickland
                                          Vice President and Chief Financial
                                            Officer, Secretary and Treasurer

April 8, 1998

                                   IMPORTANT

YOU ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED HEREWITH. IF YOU ATTEND THE MEETING, YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                               ATRION CORPORATION
                             ONE ALLENTOWN PARKWAY
                               ALLEN, TEXAS 75002

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 12, 1998

                              GENERAL INFORMATION

     This Proxy Statement is being furnished to the stockholders of Atrion Corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the annual meeting of stockholders to be held at the Company's offices, One Allentown Parkway, Allen, Texas, on Tuesday, May 12, 1998 at 10:00 a.m., Central Time, and at any adjournment of such meeting. This Proxy Statement and the accompanying form of proxy are being first sent or given to stockholders on or about April 8, 1998. The 1997 Annual Report of the Company is being mailed to stockholders with this Proxy Statement.

PURPOSE OF THE MEETING

     At the annual meeting, the Company's stockholders will consider and vote upon the following matters: (i) the election of three directors; (ii) a proposal to approve certain amendments to the Atrion Corporation 1997 Stock Incentive Plan (the "1997 Stock Incentive Plan"); (iii) a proposal to approve the Atrion Corporation 1998 Outside Directors Stock Option Plan (the "1998 Directors Plan"); and (iv) a proposal to ratify the Board of Directors' appointment of Arthur Andersen LLP as independent accountants to audit the Company's financial statements for the year 1998.

VOTING SECURITIES AND RECORD DATE

     Stockholders of record at the close of business on March 23, 1998 (the "Record Date") will be entitled to notice of, and to vote at, the annual meeting and at any adjournment thereof. At the close of business on the Record Date, the Company had outstanding 3,201,645 shares of common stock, the only voting securities of the Company. Holders of record of shares of common stock outstanding on the Record Date will be entitled to one vote for each share held of record on that date upon each matter presented to the stockholders to be voted upon at the meeting.

     Shares of common stock of the Company represented by properly executed proxies received in time for the annual meeting, unless previously revoked, will be voted at the annual meeting as specified by the stockholders on the proxies. If no such specification is made, shares represented by such proxies will be voted as recommended by the Board of Directors. A proxy may be revoked at any time before it is voted at the meeting by delivering to the Company a later-dated proxy, by voting by ballot at the meeting or by filing with the Inspectors of Election an instrument of revocation.

REQUIRED VOTE

     The presence, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the Record Date is necessary to constitute a quorum at the annual meeting. Abstentions and broker non-votes will be counted as present and represented at the annual meeting for purposes of determining a quorum. Directors will be elected at the annual meeting by a plurality of the votes cast by the stockholders present in person or by proxy and entitled to vote. Abstentions and broker non-votes will have no effect on the outcome of the election of directors. Approval of the amendments to the 1997 Stock Incentive Plan and approval of the 1998 Directors Plan will require the affirmative vote of a majority of the votes cast on each such matter. Abstentions will have the same effect as a vote against and broker non-votes will have no effect on the outcome of the vote with respect to such matters.

SOLICITATION OF PROXIES

     The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone by the directors, officers and employees of the Company without additional compensation. Brokerage firms, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to the beneficial owners of the common stock of the Company held in their names or in those of their nominees and their reasonable expenses will be reimbursed upon request.

                              SECURITIES OWNERSHIP

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information regarding the beneficial ownership of shares of common stock of the Company as of February 1, 1998 by the only persons known by the Company to be the beneficial owners of more than 5% of the outstanding common stock of the Company.

                                                               NUMBER OF SHARES    PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                          BENEFICIALLY OWNED   CLASS (A)
------------------------------------                          ------------------   ----------
Dimensional Fund Advisors Inc.(b)...........................       240,350(b)         7.2%
  1299 Ocean Avenue
  11th Floor
  Santa Monica, California 90401
T. Rowe Price Associates, Inc.(c)...........................       300,000(c)         9.0%
  100 E. Pratt Street
  Baltimore, Maryland 21202

---------------

(a) For purposes of this table, the percentage of class beneficially owned has been computed, in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on the basis of 3,243,645 shares of common stock outstanding on February 1, 1998, plus 99,200 shares of common stock issuable pursuant to options exercisable on February 1, 1998 or within 60 days thereafter.
(b) Based upon a Schedule 13G filed with the Securities and Exchange Commission (the "Commission") and furnished to the Company by Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment adviser, reporting that Dimensional is deemed to have beneficial ownership of 240,350 shares of common stock of the Company and that all of such shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. In its Schedule 13G, Dimensional has reported that it has sole power to vote or direct the vote of 140,600 shares of common stock of the Company included in the 240,350 shares listed above, that persons who are officers of Dimensional also serve as officers of DFA Investment Dimensions Group Inc. and the DFA Investment Trust Company and, in such capacity, have the power to vote or direct the vote of 99,750 shares of common stock of the Company held by such investment companies and included in the 240,350 shares listed above, and that Dimensional has the sole power to dispose or direct the disposition of the 240,350 shares of common stock of the Company. Dimensional has disclaimed beneficial ownership of all such shares.
(c) Based upon a Schedule 13G filed with the Commission and furnished to the Company by T. Rowe Price Associates, Inc. ("Price Associates") and T. Rowe Price Small Cap Value Fund, Inc. reporting that T. Rowe Price Small Cap Value Fund, Inc. has sole power to vote or direct the vote of such shares of common stock and that Price Associates, which serves as investment adviser for T. Rowe Price Small Cap Value Fund, Inc., has sole power to dispose or direct the disposition of such shares. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such shares of common stock; however, Price Associates has disclaimed beneficial ownership of all such shares.

SECURITIES OWNERSHIP OF MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of shares of common stock of the Company as of February 1, 1998 by (i) each of the directors of the Company, three of whom are also the nominees for election as directors at the annual meeting; (ii) the executive officers of the Company who are named in the Summary Compensation Table herein; and (iii) all directors and executive officers of the Company as a group.

                                                                NUMBER OF SHARES         PERCENT
NAME                                                          BENEFICIALLY OWNED(A)    OF CLASS(A)
----                                                          ---------------------    -----------
Emile A. Battat.............................................          66,300(b)            2.0%
Jerry A. Howard.............................................          63,039(c)            1.9
Richard O. Jacobson.........................................          79,400(d)            2.4
Jerome J. McGrath...........................................           6,300(e)              *
John H. P. Maley............................................           3,000(f)              *
Hugh J. Morgan, Jr..........................................          31,500(g)              *
J. Kenneth Smith............................................           6,720(h)              *
Roger F. Stebbing...........................................           4,800(i)              *
John P. Stupp, Jr...........................................         141,000(j)            4.2
Jeffery Strickland..........................................          20,184(k)              *
Dick Rabenau................................................           6,900(l)              *
Charles S. Gamble...........................................           1,800                 *
All directors and executive officers as a group.............         430,943(m)           12.9

---------------

 *   Less than 1% of class outstanding
(a) The above information is based upon information furnished by the persons listed. For purposes of this table, the percentage of class beneficially owned has been computed, in accordance with Rule 13d-3(d)(1) under the Exchange Act, on the basis of 3,243,645 shares of common stock outstanding on February 1, 1998 plus 99,200 shares of common stock issuable pursuant to options exercisable on February 1, 1998 or within 60 days thereafter. Except as otherwise indicated in the notes to this table, beneficial ownership includes sole voting and investment power.
(b) Includes 2,000 shares issuable to Mr. Battat pursuant to options exercisable on February 1, 1998 or within 60 days thereafter.
(c) Includes 45,000 shares issuable to Mr. Howard pursuant to options exercisable on February 1, 1998 or within 60 days thereafter.
(d) Includes 2,000 shares issuable to Mr. Jacobson pursuant to options exercisable on February 1, 1998 or within 60 days thereafter.
(e) Includes 2,000 shares issuable to Mr. McGrath pursuant to options exercisable on February 1, 1998 or within 60 days thereafter.
(f) Includes 2,000 shares issuable to Mr. Maley pursuant to options exercisable on February 1, 1998 or within 60 days thereafter.
(g) Includes 2,000 shares issuable to Mr. Morgan pursuant to options exercisable on February 1, 1998 or within 60 days thereafter.
(h) Includes 630 shares held under usufruct as to which Mr. Smith has voting power but no dispositive power and 2,000 shares issuable to Mr. Smith pursuant to options exercisable on February 1, 1998 or within 60 days thereafter.
(i) Includes 2,000 shares issuable to Mr. Stebbing pursuant to options exercisable on February 1, 1998 or within 60 days thereafter.
(j) Includes 135,000 shares held by Stupp Bros., Inc. as to which shares Mr. Stupp shares voting power and investment power as a director and executive officer of, and as a voting trustee of a voting trust which owns 100% of the stock of, Stupp Bros., Inc. and 2,000 shares issuable to Mr. Stupp pursuant to options exercisable on February 1, 1998 or within 60 days thereafter.
(k) Includes 1,225 shares owned jointly with his wife and 17,300 shares issuable to Mr. Strickland pursuant to options exercisable on February 1, 1998 or within 60 days thereafter.

(l) Includes 3,900 shares issuable to Mr. Rabenau pursuant to options exercisable on February 1, 1998 or within 60 days thereafter.
(m)  See notes (b)-(l) above.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors to file initial reports of ownership and reports of changes of ownership of the Company's common stock with the Commission. Executive officers and directors are required to furnish the Company with copies of Section 16(a) forms that they file. Based upon a review of these filings and written representations from the Company's directors and executive officers regarding the filing of such reports, the Company believes that its directors and executive officers complied with all applicable Section 16(a) filing requirements during 1997.

                             ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into three classes: Class I, Class II and Class III. Three Class III directors are to be elected at the annual meeting to serve until the annual meeting of stockholders to be held in 2001 and until the election and qualification of their respective successors in office. Each of the three nominees for election as a Class III director currently is a member of the Board of Directors and was elected by the stockholders to the Board of Directors of ATRION Corporation, the predecessor to the Company prior to its reincorporation in Delaware in February 1997. If any of the nominees listed below, each of whom has indicated his willingness to serve as a director if elected, is not a candidate when the election occurs, proxies will be voted for election of the remaining nominees and may be voted for the election of any substitute nominee.

     The following information is furnished with respect to each nominee for election as a director and each director whose term will continue after the annual meeting.

               Name, Age, Service as a Director of the Company(a)
 Principal Occupation, Positions and Offices, Other Directorships and Business
                                   Experience

NOMINEES FOR ELECTION AS DIRECTORS

                        Class III -- Term Ending in 2001

JERRY A. HOWARD

     Mr. Howard, age 55, has been a director since 1985. He is President and Chief Executive Officer of the Company and is Chairman of the Board or President of each of the Company's subsidiaries. Mr. Howard joined the Company as President in December 1984 and was elected to the additional positions of Chief Executive Officer of the Company and Chairman of the Board or President of the Company's subsidiaries at various times in the period from May 1985 to May 1996. He served as Chairman of the Board of the Company from January 1991 to January 1998.

ROGER F. STEBBING

     Mr. Stebbing, age 57, has been a director since 1992. Mr. Stebbing is President and Chief Executive Officer of Marlboro Enterprises, Inc., a company engaged in chemical plant engineering, design, construction and operation, and has served in such capacities since 1976. He is also President and Chief Executive Officer of Stebbing and Associates, Inc., an engineering consulting company, and has served in such capacities since 1986.

JOHN P. STUPP, JR.

     Mr. Stupp, age 47, has been a director since 1985. He is the Executive Vice President of Stupp Bros., Inc., a structural steel fabrication company, and has served in such capacity since December 1989. From

January 1992 to August 1995, Mr. Stupp also served as President and since August 1995 he has served as Chief Executive Officer of Stupp Corporation, a division of Stupp Bros., Inc.

DIRECTORS CONTINUING IN OFFICE

                         Class I -- Term Ending in 1999

EMILE A. BATTAT

     Mr. Battat, age 60, has been a director since 1987 and has served as Chairman of the Board of the Company since January 1998. Mr. Battat is President and Chief Executive Officer of Piedmont Enterprises, Inc., a consulting firm, and has served in such position since March 1994. Mr. Battat served as the President and Chief Executive Officer of Minemet, Inc., a company engaged in international trade, from August 1978 until February 1994.

JOHN H. P. MALEY

     Mr. Maley, age 62, has been a director since February 1996. Mr. Maley has been a consultant since January 1995. He is also Chairman of Magister Corporation, a company which manufactures orthopedic and consumer healthcare products, and has served in such capacity since July 1995. From 1976 to December 1994 he was Chairman and Chief Executive Officer of Chattanooga Group, Inc., a manufacturer of physical therapy equipment. He is a director of Rehabilicare, Inc.

J. KENNETH SMITH

     Mr. Smith, age 70, has been a director since 1982. Preceding his retirement in 1986, Mr. Smith was the Director -- Government Relations of Sun Exploration and Production Company (later known as Oryx Energy Company), a company engaged in oil and gas production.

                        Class II -- Term Ending in 2000

RICHARD O. JACOBSON

     Mr. Jacobson, age 61, has been a director since 1992. Mr. Jacobson is President and Chief Executive Officer of Jacobson Warehouse Company, Inc., a company engaged in public warehousing and distribution, and has served in such capacities for 29 years. He is a director of Allied Group, Inc., FelCor Suite Hotels Inc. and Heartland Express, Inc.

JEROME J. MCGRATH

     Mr. McGrath, age 75, has been a director since 1988. Mr. McGrath was Of Counsel to the law firm of Gallagher, Boland, Meiburger & Brosnan from January 1988 until his retirement in June 1997. From January 1978 through December 1987, Mr. McGrath served as President of the Interstate Natural Gas Association of America.

HUGH J. MORGAN, JR.

     Mr. Morgan, age 69, has been a director since 1988. Mr. Morgan is Chairman of the Board of National Bank of Commerce of Birmingham and has served in such position since February 1990. From May 1987 to February 1990, he was Vice Chairman of the Board of said bank. Mr. Morgan was employed for many years by Sonat Inc., a diversified energy holding company, or by Southern Natural Gas Company, a natural gas pipeline company and a wholly owned subsidiary of Sonat Inc., and immediately prior to his retirement in

1987 served as Vice Chairman of the Board of Sonat Inc. and as Chairman of the Board of Southern Natural Gas Company.
---------------

(a) The Company was formed in 1996 as a wholly-owned subsidiary of ATRION Corporation, an Alabama corporation (the "Predecessor Corporation"), as a part of the Predecessor Corporation's plan to reincorporate in Delaware. The proposal to approve such reincorporation was approved at a special meeting of shareholders of the Predecessor Corporation on February 21, 1997, and the reincorporation was completed on February 25, 1997 through the merger of the Predecessor Corporation with and into the Company, with the Company continuing as the surviving corporation and the successor to the Predecessor Corporation. In connection with the reincorporation, all of the directors and executive officers of the Predecessor Corporation became directors and executive officers of the Company, serving in the same capacities. Unless the context otherwise requires, references in this Proxy Statement to the Company, Board of Directors and executive officers of the Company prior to February 25, 1997 shall mean the Predecessor Corporation and its Board of Directors and executive officers.

INFORMATION REGARDING BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors held nine meetings during 1997. Each director attended at least 75% of the aggregate of the number of meetings of the Board of Directors and the number of meetings of all committees on which he served held in 1997 during the time he served as a director or as a member of such committees.

     The Board of Directors has three standing committees, the Executive Committee, the Compensation Committee and the Audit Committee. The Executive Committee is currently comprised of Jerry A. Howard, Hugh J. Morgan, Jr. and J. Kenneth Smith. The Compensation Committee, which is currently comprised of Emile
A. Battat, Richard O. Jacobson, Jerome J. McGrath, John H. P. Maley, Hugh J. Morgan, Jr., J. Kenneth Smith, Roger F. Stebbing and John P. Stupp, Jr., makes recommendations to the Board of Directors as to the remuneration of all executive officers of the Company and administers the Atrion Corporation 1990 Stock Option Plan (the "1990 Stock Option Plan"), the Atrion Corporation 1994 Key Employee Stock Incentive Plan (the "1994 Stock Incentive Plan"), the 1997 Stock Incentive Plan, the Atrion Medical Products, Inc. Short Term Incentive Compensation Plan, the Atrion Medical Products, Inc. Long Term Incentive Compensation Plan, the Halkey-Roberts Corporation Short Term Incentive Compensation Plan and the Halkey-Roberts Corporation Long Term Incentive Compensation Plan. The Compensation Committee met four times in 1997. The Audit Committee, the current members of which are John H. P. Maley, Jerome J. McGrath, Roger F. Stebbing and John P. Stupp, Jr., has the responsibility of reviewing the Company's financial results, the scope and result of audits and internal accounting controls. The Audit Committee also recommends to the Board of Directors the appointment of the Company's independent auditors. The Audit Committee met three times in 1997.

     Until February 1998, the Company paid each outside director of the Company (a director who is not an employee of the Company or any subsidiary) a fee of $1,000 per month and $750 for each meeting of the Board of Directors of the Company at which he was in attendance. Beginning February 1, 1998 and subject to stockholder approval of the 1998 Directors Plan described herein, the Board of Directors of the Company suspended the payment of those cash retainers and meeting fees for so long as options are to be awarded under the 1998 Directors Plan. If the 1998 Directors Plan is not approved by stockholders, the cash retainers and meeting fees will continue to be paid. The Company also reimburses each such director for travel and out-of-pocket expenses incurred in connection with attending meetings of the Board of Directors. The Company also has had a deferred compensation plan pursuant to which outside directors could elect to defer receipt of all or a portion of their monthly fees and meeting fees. Such election was to be made during certain periods of each year and the percentages specified in such election could be changed prospectively once each year. The Company maintains certain bookkeeping accounts to which it credits the amount of such fees which each outside director elected to defer for each year, together with interest. The balances in such accounts are payable within 30 days after the earlier of the date specified by the outside director and the date on which he ceases to be an outside director.

     Pursuant to the Company's Restricted Shares Compensation Plan for Non-Employee Directors (the "Restricted Shares Plan"), the Company is to issue on July 10 of each year 400 shares of common stock of the Company to each person who was serving as an outside director of the Company on the day before the immediately preceding annual meeting of stockholders and who had been elected to such position at least 11 months prior to such date. The aggregate number of shares of common stock of the Company that may be awarded pursuant to the Restricted Shares Plan may not exceed 52,500; however, such number is to be adjusted to give proper effect to any change in the shares of common stock of the Company by reason of a recapitalization, stock split, stock dividend or other change in capitalization affecting the common stock. The Restricted Shares Plan provides that the shares of common stock awarded to an outside director may not be sold, assigned, transferred, pledged or otherwise encumbered until the earliest of (i) the outside director's death, (ii) the outside director's permanent and total disability or (iii) the date which is 12 months from the date on which such shares were issued. The Board of Directors of the Company has determined, subject to stockholder approval of the 1998 Directors Plan described herein, to suspend the annual issuance of shares of common stock under the Restricted Shares Plan for so long as options are to be awarded under the 1998 Directors Plan. If the 1998 Directors Plan is not approved by stockholders, the Company will continue making restricted stock grants under the Restricted Shares Plan.

     Pursuant to the 1997 Stock Incentive Plan, on July 10 of each year each outside director is granted automatically an option to purchase 2,000 shares of common stock, at an exercise price equal to the fair market value of the common stock on the date of grant. Each such option is fully exercisable on the date of grant and expires on the first to occur of (i) the tenth anniversary of the date of grant; (ii) six months after the date the outside director ceases to be a director of the Company other than as a result of his death; or (iii) one year after the outside director ceases to be a director by reason of his death. Approval of the 1998 Directors Plan will have no effect on the automatic grants to outside directors under the 1997 Stock Incentive Plan.

                    PROPOSAL TO AMEND THE ATRION CORPORATION
                           1997 STOCK INCENTIVE PLAN

     On May 30, 1997, the Company's stockholders approved the Atrion Corporation 1997 Stock Incentive Plan (the "1997 Stock Incentive Plan") pursuant to which key employees of the Company are eligible for awards of stock options, stock appreciation rights, restricted stock and performance shares and the Company's outside directors (directors who are not employees of the Company or any subsidiary) receive automatic grants of nonqualified stock options. On February 10, 1998, the Board of Directors adopted, subject to stockholder approval, certain amendments to the 1997 Stock Incentive Plan as described below.

SUMMARY OF AMENDMENTS

     The 1997 Stock Incentive Plan presently provides that the aggregate number of shares of common stock that is available for awards thereunder is the sum of
(i) 300,000 shares and (ii) the shares of common stock reserved for issuance under the Company's 1990 Stock Option Plan and 1994 Stock Incentive Plan (the "Prior Plans") in excess of the number of shares of common stock as to which options had been awarded under such plans as of the effective date of the 1997 Stock Incentive Plan including all shares subject to options previously granted which lapse, expire, terminate or are canceled. Since adoption of the 1997 Stock Incentive Plan, awards covering 257,541 shares have been made to key employees of the Company, including a number of the officers and other key employees of Company subsidiaries and outside directors of the Company. As of February 28, 1998, only 97,734 shares of common stock were available for future awards under the 1997 Stock Incentive Plan. In order to ensure the continued availability of shares of common stock for awards under the 1997 Stock Incentive Plan, particularly in light of the change in the Company's business, the addition of new employees in connection with the purchase of assets from Quest Medical, Inc. and the Compensation Committee's plan to use stock awards to further align management's and other key employees' interests with those of the stockholders, on February 10, 1998 the Board of Directors adopted an amendment to the 1997 Stock Incentive Plan, which is subject to stockholder approval, to increase the number of shares of common stock available under the 1997 Stock Incentive Plan by 200,000 shares. Also, the 1997 Stock Incentive Plan as approved by the stockholders provides that no participant can receive awards during any calendar year covering in the aggregate more than 50,000 shares. The Board of Directors believes that such limitation may unduly restrict the flexibility of the Compensation Committee in making awards under the 1997 Stock Incentive Plan in the future as the Company continues to move toward a greater percentage of compensation being stock-based. Accordingly, at its meeting on February 10, 1998, the Board of Directors adopted an amendment to the 1997 Stock Incentive Plan, which is also subject to stockholder approval, to eliminate the limit on the number of shares of common stock that can be covered by awards to any participant in any calendar year.

DESCRIPTION OF THE 1997 STOCK INCENTIVE PLAN

     The following is a summary of the essential features of the 1997 Stock Incentive Plan.

     Number of Shares. If the February 10, 1998 amendment adding 200,000 shares is approved, the aggregate number of shares of common stock that will be available for grants under the 1997 Stock Incentive Plan will be the sum of (i) 500,000 shares and (ii) the shares of common stock reserved for issuance under the Prior Plans in excess of the number of shares of common stock as to which options had been awarded on the effective date of the 1997 Stock Incentive Plan including all shares subject to options previously granted which lapse, expire, terminate or are canceled. All shares allocated to awards under the 1997 Stock Incentive Plan that are canceled or forfeited will be available for subsequent awards. If the amendment deleting the maximum number of shares covered by awards in any calendar year is approved, there will be no limit on the number of shares that can be covered by awards to any participant during any calendar year.

     Administration; Term of the 1997 Stock Incentive Plan. The 1997 Stock Incentive Plan is administered by the Compensation Committee, the members of which are ineligible to receive awards other than automatic grants of nonqualified stock options ("NQSOs"). It is intended that the Compensation Committee will at all times be composed of "nonemployee directors" within the meaning of Rule 16b-3 promulgated under Section 16(b) of the Exchange Act. Under the 1997 Stock Incentive Plan, the Compensation Committee has full power to (i) designate the key employees to receive awards from time to time; (ii) determine the sizes and types of awards (other than with respect to the automatic option grants to outside directors, as described below); (iii) determine the terms and provisions of awards as it deems appropriate; (iv) construe and interpret the 1997 Stock Incentive Plan and establish, amend or waive rules and regulations relating to the administration of the 1997 Stock Incentive Plan; (v) determine whether awards (other than the automatic option grants to outside directors) are to be granted singularly, in combination or in tandem; (vi) accelerate or defer (with the consent of the key employee) the vesting, exercise or payment of an award or the performance period of an award; (vii) accept the surrender of awards and the substitution of new or revised awards in exchange therefor;
(viii) amend the terms and provisions of any outstanding award to the extent such terms and provisions are within the discretion of the Compensation Committee; and (ix) make all other decisions and determinations necessary or advisable for the administration of the 1997 Stock Incentive Plan. However, the Compensation Committee does not have the authority to cancel any options granted to executive officers of the Company and replace those options with options with lower option prices. All determinations and decisions made by the Compensation Committee pursuant to the 1997 Stock Incentive Plan are final, conclusive and binding. The Board of Directors administers the provisions of the 1997 Stock Incentive Plan relating to the automatic award of options to outside directors.

     The 1997 Stock Incentive Plan is to remain in effect until all shares of common stock subject to it have been purchased or acquired, unless sooner terminated by the Board of Directors. Notwithstanding the foregoing, no grants of incentive stock options ("ISOs") will be made under the 1997 Stock Incentive Plan after March 12, 2007.

     Eligibility. "Key employees" of the Company and its subsidiaries and outside directors of the Company are eligible to participate in the 1997 Stock Incentive Plan. The selection of key employees is entirely within the discretion of the Compensation Committee. As of February 28, 1998, approximately 30 officers and other key employees were eligible to participate in the 1997 Stock Incentive Plan. The concept of a "key employee" is somewhat flexible and such factors as the duties and responsibilities of employees, the value of their services, their present and potential contributions to the success of the Company and other relevant factors are considered. Accordingly, the number of persons who ultimately may be eligible to participate in the 1997 Stock Incentive Plan is not presently determinable. As of February 28, 1998, eight outside directors were eligible to participate in the annual automatic grant of NQSOs.

     Awards of Stock Options and Stock Appreciation Rights. The 1997 Stock Incentive Plan provides for the grant of options to purchase shares of common stock to key employees at option prices to be determined by the Compensation Committee as of the date of grant. For stock option awards intended to qualify as ISOs, the option price may not be less than the fair market value of the common stock on the date of grant. On April 3, 1998, the closing price of the common stock of the Company on The Nasdaq Stock Market was $11.0625. Each grant of options is evidenced by an award agreement which specifies the option price, the term of the option, the number of shares subject to the option and such other provisions as the Compensation Committee determines. Options granted under the 1997 Stock Incentive Plan will expire not more than ten years from the date of grant. The award agreements also set forth the extent (if any) to which the participant will have the right to exercise his options following termination of employment.

     Awards of options under the 1997 Stock Incentive Plan, which may be either ISOs (which qualify for special tax treatment) or NQSOs are to be determined by the Compensation Committee, in its discretion. Payment for shares issued pursuant to the exercise of an option may be made either in cash or by tendering shares of common stock of the Company with a fair market value at the date of the exercise equal to the portion of the exercise price which is not paid in cash. A participant granted an option under the 1997 Stock Incentive Plan will have no rights as a stockholder of the Company with respect to the shares subject to such option except to the extent shares are actually issued.

     The 1997 Stock Incentive Plan also provides for the grant of stock appreciation rights ("SARs"), either in tandem with stock options or freestanding, which entitle holders upon exercise to receive either cash or shares of common stock or a combination thereof as the Compensation Committee, in its discretion, determines with a value equal to the difference between (i) the fair market value on the exercise date of the shares of common stock with respect to which an SAR is exercised and (ii) the fair market value of such shares on the date of grant or, if different, the exercise price of the related option in the case of a tandem SAR. With respect to a tandem SAR, the exercise of the option (or the SAR) will result in the cancellation of the related SAR (or option) to the extent of the number of shares in respect of which such option or SAR has been exercised.

     Additional Provisions Regarding ISOs. ISOs may be granted only to persons who are employees of the Company or a subsidiary on the date of an award. In addition, no ISO may be exercised after the expiration of ten years from the date the award is granted. The aggregate fair market value (determined on the date of the award) of the shares of common stock with respect to which ISOs are exercisable for the first time by any key employee during any calendar year (under all plans of the Company and its subsidiaries) may not exceed $100,000. In addition, no ISO may be exercised more than three months after termination of employment for any reason other than disability or death, unless (i) the participant dies during such three-month period and (ii) the award agreement or the Compensation Committee permits later exercise.

     Awards of Restricted Stock and Performance Shares. The 1997 Stock Incentive Plan provides for the award of shares of restricted stock to such key employees and on such terms and conditions as determined from time to time by the Compensation Committee. The restricted stock award agreements entered into with the participant contain the terms of the award, including the number of shares of restricted stock granted and the applicable period of restriction. Additional restrictions may include the continued service of the participant with the Company, the attainment of specified performance goals or any other conditions deemed appropriate by the Compensation Committee. The award agreement also sets forth the extent, if any, to which the participant will have the right to receive unvested restricted stock following termination of employment.

     In addition to restricted stock, the Compensation Committee may award performance shares to key employees. The value of a performance share will equal the fair market value of a share of common stock. The number of performance shares granted or the vesting of granted performance shares can be contingent on the attainment of certain performance goals or other conditions over a period of time (the "performance period"), all as determined by the Compensation Committee and evidenced by an award agreement to be entered into with the participant. During the performance period, the Compensation Committee will determine whether any performance shares have been earned. Earned performance shares may be paid in cash, shares of common stock or a combination thereof having an aggregate fair market value equal to the value of the performance shares as of the payment date. Common stock used to pay earned performance shares may have additional restrictions as determined by the Compensation Committee. In addition, the Compensation Committee may cancel any earned performance shares and replace them with stock options determined by the Compensation Committee to be of equivalent value based on a conversion formula specified in the participant's performance share award agreement.

     Awards to Outside Directors. The 1997 Stock Incentive Plan contains a provision for the automatic grant of NQSOs annually to outside directors of the Company. On July 10 of each year while the 1997 Stock Incentive Plan is in effect, each outside director is granted automatically an option to purchase 2,000 shares at an exercise price equal to the fair market value of the common stock on the date of grant. Each such option is fully exercisable on the date of grant and expires on the first to occur of (i) the tenth anniversary of the date of grant; (ii) six months after the date the outside director ceases to be a director of the Company other than as a result of his death; or (iii) one year after the outside director ceases to be a director by reason of his death. The Compensation Committee may not provide for an extended exercise period beyond such stated periods.

     Changes in Capitalization; Change in Control. In the event of any change in the outstanding shares of common stock of the Company by reason of any stock dividend, stock split, spin-off, recapitalization, merger, consolidation, combination, exchange of shares or otherwise, the aggregate number and class of shares of common stock with respect to which awards may be made under the 1997 Stock Incentive Plan, and the number, class and price of shares subject to outstanding awards under the 1997 Stock Incentive Plan, are to be adjusted by the Compensation Committee as it determines to be appropriate and equitable in its discretion.

     The 1997 Stock Incentive Plan provides that in the event of a change in control of the Company, all options, other than NQSOs granted to outside directors, and all SARs will become and remain fully exercisable as of the date of the change in control. Outstanding awards of restricted stock and performance shares will become immediately vested and any applicable performance conditions shall be deemed satisfied (at the target performance condition, if applicable) as of the date of the change in control. To the extent set forth in any award agreement (other than with respect to options granted automatically to outside directors) a participant will be permitted to surrender for cancellation within 60 days after such change in control any outstanding options, SARs, restricted stock or performance shares and will be entitled to receive a payment (i) with respect to each option in an amount equal to the excess, if any, of the "change in control price" over the exercise price; (ii) with respect to each SAR in an amount equal to the excess, if any, of the change in control price over the grant price of the SAR; (iii) with respect to each share of restricted stock, the change in control price; and (iv) with respect to each performance share, the change in control price.

     For purposes of the 1997 Stock Incentive Plan, a "change in control" is deemed to occur when (i) any person acquires securities of the Company representing 25% or more of the combined voting power of the Company's then-outstanding securities; (ii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than
(A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) 75% or more of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquired 25% or more of the combined voting power of the Company's then outstanding securities; (iii) when, during any period of two consecutive years, individuals who, at the beginning of such period, constitute the directors of the Company cease for any reason to constitute at least a majority thereof unless each director who was not a director at the beginning of such period was elected by, or on the recommendation of, at least 67% of the directors at the beginning of such period; or (iv) the stockholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the assets of the Company which will result in the Company having no significant continuing operations.

     The "change in control price" means the highest price per share (i) paid for shares of common stock of the Company in any transaction reported on any exchange on which the common stock is listed or on The Nasdaq Stock Market, as the case may be, or (ii) paid or offered in any transaction related to a change in control of the Company, in either event at any time during the preceding 60 day period, as determined by the Compensation Committee.

     Amendment and Termination of the 1997 Stock Incentive Plan. The Board of Directors may alter, amend, discontinue, suspend or terminate the 1997 Stock Incentive Plan at any time in whole or in part. However, stockholder approval is required for any change to the material terms of the 1997 Stock Incentive Plan, and no amendment or modification of the 1997 Stock Incentive Plan may materially and adversely affect any award previously granted without the consent of the participant.

FEDERAL INCOME TAX CONSEQUENCES

     The general principles of federal income tax law that apply to the 1997 Stock Incentive Plan are summarized in the following discussion. All provisions of federal income tax law are subject to change. Currently, the maximum tax rate applicable to capital gain income of individuals is less than the maximum tax rate applicable to ordinary income. The following material, therefore, discusses the characterization of income under the various 1997 Stock Incentive Plan features as ordinary income or capital gain or loss. With respect to ISOs, NQSOs and restricted stock, long-term gains are subject to tax at the rate of 28% if the shares are held for more than one year but less than 18 months or at the rate of 20% if the shares are held for more than 18 months. State and local tax consequences are beyond the scope of this summary.

     Incentive Stock Options. ISOs granted under the 1997 Stock Incentive Plan are subject to the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), including Section 422 thereof. If no "disqualifying disposition" of shares of common stock issued to an optionee upon the exercise of an ISO is made within one year after the exercise date or within two years after the date the ISO was granted, then (i) no income will be recognized by the optionee at the time of the grant of the ISO, (ii) no income will be recognized by the optionee at the date of exercise, (iii) upon sale of the shares acquired by exercise of the ISO, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss and (iv) no deduction will be allowed to the Company for federal income tax purposes. If a "disqualifying disposition" of such shares is made, the optionee will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the shares purchased at the time of exercise over the option price (the "bargain purchase element") and the Company will be entitled to a federal income tax deduction equal to such amount. The amount of any gain in excess of the bargain purchase element realized upon a "disqualifying disposition" will be taxable as capital gain to the holder (for which the Company will not be entitled to a federal income tax deduction). Upon exercise of an ISO, the optionee may be subject to alternative minimum tax.

     Nonqualified Stock Options. With respect to NQSOs granted under the 1997 Stock Incentive Plan, (i) no income is recognized by the optionee at the time the NQSO is granted, (ii) at exercise, ordinary income is recognized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and the Company receives a tax deduction for the same amount and (iii) on disposition, the net appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on whether the shares have been held for more than one year.

     Stock Appreciation Rights. Upon the grant of an SAR, the participant recognizes no taxable income and the Company receives no deduction. The participant will recognize ordinary income and the Company will receive a deduction at the time of exercise equal to the cash and fair market value of shares payable upon such exercise.

     Restricted Stock. Because restricted stock awarded under the 1997 Stock Incentive Plan is restricted as to transferability and subject to a substantial risk of forfeiture for a period of time after being awarded, the recipient generally will not be subject to taxation at the time of the award but will recognize ordinary income in an amount equal to the fair market value of the shares at the end of the applicable restriction period.

However, a recipient who makes an election under Section 83(b) of the Code within 30 days of the date of the grant will recognize ordinary taxable income on the date of the grant equal to the fair market value of the shares of restricted stock as if the shares were unrestricted and could be sold immediately. If the shares subject to such election are subsequently forfeited, the recipient will not be entitled to any deduction, refund or loss for tax purposes. Upon sale of the shares after the restriction period has expired, the holding period to determine whether the recipient has long-term or short-term capital gain or loss begins when the restriction period expires, and the tax basis will be the fair market value of the shares at that time. However, if the recipient timely elects to be taxed as of the date of grant, the holding period commences on the date of the grant and the tax basis will be the fair market value of the shares on the date of the grant as if the shares were then unrestricted and could be sold immediately. The Company generally will be entitled to a deduction, equal to the amount that is taxable as ordinary compensation income to the recipient, for the Company's taxable year in which the recipient recognizes such income.

     Performance Shares. A participant who is awarded performance shares will not recognize income and the Company will not be allowed a deduction at the time the award is made. When a participant receives payment for performance shares in cash or shares of common stock of the Company, the amount of the cash and the fair market value of the shares received will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to the Company. However, if there is a substantial risk that any shares used to pay out earned performance shares will be forfeited (for example, because the Compensation Committee conditions such shares on the performance of future services), the taxable event is deferred until the risk of forfeiture lapses. In that case, the participant can elect to make a Section 83(b) election as previously described. The Company can take the corresponding deduction at the time the income is recognized by the participant.

PARTICIPATION IN AND BENEFITS UNDER THE 1997 STOCK INCENTIVE PLAN

     The following table sets forth the stock options awarded in 1997 pursuant to the 1997 Stock Incentive Plan. Awards to key employees are within the discretion of the Compensation Committee. Thus, the 1997 awards to key employees as shown below may not be indicative of any future awards which might be granted to such persons. Outside directors annually receive formula-based NQSOs for a fixed number of shares pursuant to the provisions of the 1997 Stock Incentive Plan. Accordingly, the awards made in 1997 to outside directors are reflective of the number of shares to be awarded annually in the future.

                  ATRION CORPORATION 1997 STOCK INCENTIVE PLAN

NAME                                                          NO. OF SHARES
----                                                          -------------
Jerry A. Howard.............................................     48,000
  Chairman of the Board, President and Chief Executive
  Officer
Jeffery Strickland..........................................     18,000
  Vice President and Chief Financial Officer, Secretary and
  Treasurer
Dick Rabenau................................................      9,000
  President, Atrion Medical Products, Inc.
Charles S. Gamble...........................................      7,500
  President, Halkey-Roberts Corporation
Executive Officers as a Group...............................     82,500
Outside Directors as a Group................................     16,000
All Employees, as a Group,..................................     14,700
  Excluding Executive Officers and Directors

RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE
     AMENDMENTS TO THE 1997 STOCK INCENTIVE PLAN.

                   PROPOSAL TO APPROVE THE ATRION CORPORATION
                    1998 OUTSIDE DIRECTORS STOCK OPTION PLAN

     In 1997, each of the Company's outside directors (directors who are not employees of the Company or any subsidiary) who attended all of the meetings of the Board of Directors received compensation in cash and restricted stock of the Company, valued as of the date of the grant, totaling $23,350, plus an option to purchase 2,000 shares of common stock at $14.875 per share. In recognition of the change in the Company's business and the increased opportunities for the Company to reinvest capital, and to further align the long term interests of the directors with those of the stockholders, the Board of Directors has adopted, subject to stockholder approval, the Atrion Corporation 1998 Outside Directors Stock Option Plan ("1998 Directors Plan") which provides for the grant to outside directors of stock options that take the place of cash retainers and meeting fees and restricted stock grants. Under the 1998 Directors Plan, each outside director is granted options to purchase 10,000 shares of common stock annually and an outside director serving as Chairman of the Board receives an option to purchase an additional 10,000 shares of common stock annually. If the 1998 Directors Plan is approved by stockholders, outside directors will, in effect, receive no compensation unless the market price of the Company's common stock increases. The Board of Directors believes that the 1998 Directors Plan will help attract and retain highly qualified persons to serve as directors of the Company and will provide additional incentives to enhance the long-term performance of the Company. A summary of the essential features of the 1998 Directors Plan is set forth below.

ELIGIBILITY

     Pursuant to the 1998 Directors Plan, only directors of the Company who are not also employees of the Company or any subsidiary are eligible to receive awards of stock options. Currently, there are eight directors eligible to participate in the 1998 Directors Plan.

ADMINISTRATION

     The 1998 Directors Plan is to be administered by either the Board of Directors or a committee appointed by the Board of Directors (the "Committee"). The Committee or, in the event a Committee is not appointed, the Board of Directors, subject to the provisions of the 1998 Directors Plan, has the power to construe the 1998 Directors Plan, to determine all questions thereunder and to adopt and amend such rules and regulations for the administration of the 1998 Directors Plan as it may deem desirable. All determinations and decisions made by the Committee or, in the event a Committee is not appointed, the Board of Directors, pursuant to the provisions of the 1998 Directors Plan shall be final, conclusive and binding.

SHARES SUBJECT TO THE 1998 DIRECTORS PLAN

     The aggregate number of shares of common stock for which options may be granted under the 1998 Directors Plan is 270,000 shares. If any options granted under the 1998 Directors Plan are surrendered before exercise or lapse without exercise, such shares will not be available for subsequent grants. In the event of any change in the outstanding shares of common stock of the Company by reason of any stock dividend, stock split, spin-off, recapitalization, merger, consolidation, combination, exchange of shares or otherwise, the aggregate number and class of shares of common stock reserved under the 1998 Directors Plan and the number, class and price of shares subject to the unexercised portion of outstanding options granted under the 1998 Directors Plan are to be adjusted by the Board of Directors as it determines to be appropriate and equitable in its discretion.

ANNUAL GRANTS OF OPTIONS; OPTION PRICE

     On February 1, 1998, each person who was then serving on the Board of Directors and who was an outside director, other than the Chairman of the Board, was automatically granted, without any action by the Committee, an option to purchase 10,000 shares of common stock. The Chairman of the Board was automatically granted an option to purchase 20,000 shares of common stock on such date. All of such grants were made subject to the approval of the 1998 Directors Plan by the stockholders of the Company. On each of

February 1, 1999 and February 1, 2000, each person who is then serving on the Board of Directors and who is an outside director, other than the Chairman of the Board, is to be automatically granted, without any action by the Committee, an option to purchase 10,000 shares of common stock, and the person who is then serving as the Chairman of the Board, if he is an outside director, is to be automatically granted an option to purchase 20,000 shares of common stock. The purchase price of the common stock subject to each option granted is to be the fair market value of the common stock on the date of grant, which is equal to the closing sales price of a share of common stock on such date as reported by
(i) any national securities exchange on which the common stock of the Company is actively traded or (ii) The Nasdaq Stock Market or, if no shares of common stock are traded on such exchange or system on such date, then on the next preceding date on which any shares of common stock were traded on such exchange or system. On January 30, 1998, which was the trading date next preceding February 1, 1998, the closing sales price of a share of common stock as reported by The Nasdaq Stock Market was $13.25. On April 3, 1998, the closing sales price of a share of common stock as reported by The Nasdaq Stock Market was $11.0625.

VESTING; TERMINATION OF OUTSIDE DIRECTORSHIP

     Options granted under the 1998 Directors Plan vest and become exercisable in four equal quarterly installments on the May 1, August 1, November 1 and February 1 next succeeding the date of grant; provided, however, that in order for each installment to vest, the optionee must be serving as an outside director on the vesting date. Each option will expire ten years from the date of the grant, unless it is terminated sooner. If an optionee ceases to be an outside director for any reason other than death or disability, he will have the right to exercise his options at any time within six months after the date on which he ceased to be an outside director to the extent of the full number of shares vested on the date on which he ceased being an outside director. If the optionee ceases to be an outside director by reason of his death or disability, then the options may be exercised at any time within 12 months after the date on which he ceased to be an outside director by the optionee or his legal representative, in the case of disability, or by his heir or legatee or the personal representative, administrator or executor of his estate, in the case of death, to the extent of the full number of shares vested on the date on which he ceased being an outside director. However, no option is to be exercisable after the expiration of the ten-year term described above.

RESTRICTIONS ON TRANSFERABILITY

     Options may not be transferred by an optionee except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, and during the optionee's lifetime his options can be exercised only by the optionee or the transferee pursuant to a qualified domestic relations order, except as otherwise specifically provided in the case of disability. The 1998 Directors Plan provides that the Compensation Committee may impose such restrictions on the transfer of shares acquired pursuant to the exercise of options as it deems advisable including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which the common stock of the Company is then listed or traded and under any state securities laws applicable to such shares.

AMENDMENT, MODIFICATION AND TERMINATION

     The Board of Directors may at any time alter, amend, discontinue, suspend or terminate the 1998 Directors Plan in whole or in part; provided, however, that no amendment or modification made without stockholder approval may (i) increase the number of shares of common stock subject to the 1998 Directors Plan, (ii) materially modify the requirements as to eligibility to receive options or (iii) materially increase benefits accruing to outside directors. No termination, amendment or modification of the 1998 Directors Plan may adversely affect in any material way any option previously granted without the written consent of the optionee.

FEDERAL INCOME TAX CONSEQUENCES

     The options granted and to be granted under the 1998 Directors Plan are NQSOs pursuant to the Code. Accordingly, (i) no income is recognized by the optionee at the time the option is granted; (ii) at exercise, ordinary income is recognized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and the Company receives a tax deduction for the same amount; and (iii) on disposition, the net appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on whether the shares have been held for more than one year. Long-term gains are subject to tax at the rate of 28% if the shares are held for more than one year but less than 18 months or at the rate of 20% if the shares are held for more than 18 months.

PARTICIPATION IN AND BENEFITS UNDER THE 1998 DIRECTORS PLAN

     The following table sets forth the number of shares of common stock underlying the options which are to be granted annually to the outside directors pursuant to the 1998 Directors Plan.

                               NEW PLAN BENEFITS

          ATRION CORPORATION 1998 OUTSIDE DIRECTORS STOCK OPTION PLAN

                                                              NO. OF SHARES
                                                               UNDERLYING
POSITION OR GROUP                                             OPTION GRANTS
-----------------                                             -------------
Outside Directors as a Group................................     90,000(a)

---------------

(a) Based upon eight outside directors serving on the Board of Directors, and assuming that the Chairman of the Board is an outside director.

RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 1998 DIRECTORS PLAN.

                    RATIFICATION OF APPOINTMENT OF AUDITORS

     Subject to stockholder ratification, the Board of Directors, upon recommendation of the Audit Committee, has appointed the firm of Arthur Andersen LLP as independent accountants to audit the financial statements of the Company for the year 1998. Arthur Andersen LLP has audited the Company's financial statements for many years. A representative of Arthur Andersen LLP will attend the annual meeting, will have an opportunity to make a statement, and will be available to respond to appropriate questions. If the stockholders do not ratify the appointment of Arthur Andersen LLP, the selection of independent auditors will be reconsidered by the Board of Directors.

RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT ACCOUNTANTS TO AUDIT THE FINANCIAL STATEMENTS OF THE COMPANY FOR THE YEAR 1998.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning the annual and long-term compensation for services in all capacities to the Company and its subsidiaries for the years ended December 31, 1997, 1996 and 1995 of those persons during 1997 who were (i) the Chief Executive Officer of the Company and
(ii) the other executive officers of the Company whose salary and bonus for the year ended December 31, 1997 exceeded $100,000 (such officers are referred to herein as the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                                 LONG-TERM
                                                                                                COMPENSATION
                                                                                   --------------------------------------
                                                                                           AWARDS
                                                ANNUAL COMPENSATION                -----------------------
                                    --------------------------------------------   RESTRICTED   SECURITIES
                                                                  OTHER ANNUAL       STOCK      UNDERLYING    ALL OTHER
NAME AND PRINCIPAL POSITION         YEAR    SALARY      BONUS    COMPENSATION(1)     AWARDS     OPTIONS(2)   COMPENSATION
---------------------------         ----   --------    -------   ---------------   ----------   ----------   ------------
Jerry A. Howard...................  1997   $400,000(3) $50,000       $    --        $    --       48,000       $35,913(4)
  Chairman of the                   1996    400,000     91,000            --             --        5,400        34,748
  Board, President                  1995    400,000     74,400            --             --        9,000        34,707
  and Chief Executive Officer
Jeffery Strickland................  1997   $135,000    $40,000       $    --        $    --       18,000       $11,605(4)
  Vice President and                1996     97,500     29,080            --             --        2,700         8,648
  Chief Financial                   1995     90,000     10,170            --             --        2,700         8,092
  Officer, Secretary and Treasurer
Dick Rabenau......................  1997   $150,000    $48,560       $    --        $    --        9,000       $ 8,307(4)
  President --                      1996    125,658     42,232            --             --        2,700         6,916
  Atrion Medical                    1995    122,185     53,874        19,936(5)          --        9,000         6,748
  Products, Inc.
Charles S. Gamble.................  1997   $150,000    $28,800       $    --        $    --        7,500       $ 9,256(4)
  President --                      1996     88,440     29,265            --             --           --         5,470
  Halkey-Roberts Corporation(6)

---------------

(1) Excludes perquisites and other benefits, unless the aggregate amount of such compensation is at least the lesser of $50,000 or 10% of the total annual salary and bonus reported for the Named Executive Officer.
(2) For 1996 and 1995, options granted represent incentive stock options granted under the 1994 Stock Incentive Plan. For 1997, options granted represent incentive stock options or, with respect to Mr. Howard and Mr. Strickland, both incentive and nonqualified stock options granted under the 1997 Stock Incentive Plan.
(3) For additional information regarding Mr. Howard's base salary, see "Compensation Committee Report on Executive Compensation -- Compensation of Chief Executive Officer."
(4) Includes the following paid by the Company or one or more of its subsidiaries: (i) matching contributions to the Atrion Corporation Thrift Plan or the Halkey-Roberts Corporation Profit Sharing Plan, as the case may be (Mr. Howard, $9,500; Mr. Strickland, $7,550; Mr. Rabenau, $7,500; and Mr. Gamble, $9,163); (ii) payment of life insurance premiums (Mr. Howard, $10,913; Mr. Strickland, $3,250; Mr. Rabenau, $807; and Mr. Gamble, $93); and (iii) contributions to the Atrion Corporation Supplemental Executive Thrift Plan (Mr. Howard, $15,500; and Mr. Strickland, $805).
(5) Comprised of club membership fee and dues, and reimbursement for federal income tax liability resulting from income associated therewith, aggregating $10,936 and automobile allowance of $9,000.
(6) The Company acquired Halkey-Roberts Corporation ("Halkey-Roberts") in May 1996. Accordingly, Mr. Gamble was not an executive officer of the Company at any time prior to May 1996 and, in accordance with the Commission's rules on executive compensation disclosure, information for 1995 is not included for Mr. Gamble.

INFORMATION CONCERNING STOCK OPTIONS

     The following tables summarize certain information concerning grants to and exercises by the Named Executive Officers during the year ended December 31, 1997 of options and the value of all unexercised options held by such persons as of December 31, 1997.

                             OPTION GRANTS IN 1997

                                               INDIVIDUAL GRANTS
                              ---------------------------------------------------
                                           PERCENTAGE
                                            OF TOTAL                                POTENTIAL REALIZABLE VALUE
                                NO. OF      OPTIONS                                   AT ASSUMED ANNUAL RATES
                              SECURITIES   GRANTED TO                               OF STOCK PRICE APPRECIATION
                              UNDERLYING   EMPLOYEES      EXERCISE                      FOR OPTION TERM(2)
                               OPTIONS     IN FISCAL       PRICE       EXPIRATION   ---------------------------
NAME                          GRANTED(1)      YEAR      PER SHARE(1)      DATE          5%              10%
----                          ----------   ----------   ------------   ----------   ----------       ----------
Jerry A. Howard.............     6,200          5%         $13.44       5/27/07      $ 52,405         $132,800
                                41,800         37           13.25       5/28/07       348,316          882,671
Jeffery Strickland..........    15,300         14           13.44       5/27/07       129,322          327,716
                                 2,700          2           13.25       5/28/07        22,499           57,015
Dick Rabenau................     9,000          8           13.44       5/27/07        76,072          192,774
Charles S. Gamble...........     7,500          7           13.44       5/27/07        63,393          160,645

---------------

(1) The options granted in 1997 are incentive stock options or, with respect to Mr. Howard and Mr. Strickland, incentive stock options and nonqualified stock options, granted pursuant to the 1997 Stock Incentive Plan and the applicable provisions of the Code. The exercise price of the options granted is equal to (i) with respect to incentive stock options, the average of the high and low price per share of common stock on the date of grant, as reported by The Nasdaq Stock Market and (ii) with respect to nonqualified stock options, the closing price per share of common stock on the date of grant, as reported by The Nasdaq Stock Market. Options are exercisable in whole or in part during each relevant time period, with one-third exercisable one year after grant, an additional one-third two years after grant and the remaining one-third three years after grant. The options are not transferable by the optionee except by will or by the laws of descent and distribution, and each option is exercisable during the lifetime of the optionee, only by the optionee or, in the event of disability, by the optionee's guardian or representative. All options terminate three months after the optionee's termination of employment except in case of death or disability, in which case the options terminate one year after termination of employment. The number of options granted, the term thereof and the manner in which options are to be exercised are determined by the Compensation Committee.
(2) Potential realizable value is based upon the assumption that the market price of the common stock of the Company will appreciate at the compounded annual rate shown from the date of grant until the end of the option term. The dollar amounts in the foregoing table have been calculated based upon the requirements in the rules on executive compensation disclosure adopted by the Commission and do not reflect the Company's estimate of future growth in the price of the Company's common stock.

                      AGGREGATED OPTION EXERCISES IN 1997
                           AND YEAR-END OPTION VALUES

                                                                  NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                 UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                        SHARES                     OPTIONS AT YEAR END             AT YEAR END(1)
                                       ACQUIRED      VALUE     ---------------------------   ---------------------------
NAME                                  ON EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                  -----------   --------   -----------   -------------   -----------   -------------
Jerry A. Howard.....................        --       $   --      45,000         66,450         $91,604        $51,333
Jeffery Strickland..................     1,000        5,833      17,300         25,350          33,049         17,504
Dick Rabenau........................        --           --       3,900         16,800           5,625         15,165
Charles S. Gamble...................        --           --          --          7,500              --          3,263

---------------

(1) Such value is equal to the product of (i) the closing price of the common stock of the Company on December 31, 1997 ($13.875 per share) less the exercise price and (ii) the number of shares subject to in-the-money options.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

     The following table sets forth certain information respecting each Named Executive Officer who received awards in 1997 under the Atrion Medical Products, Inc. Long Term Incentive Compensation Plan and the Halkey-Roberts Corporation Long Term Incentive Compensation Plan:

                                 NUMBER OF      PERFORMANCE OR    ESTIMATED FUTURE PAYOUTS UNDER
                               SHARES, UNITS     OTHER PERIOD     NON-STOCK PRICE-BASED PLANS(2)
                                 OR OTHER      UNTIL MATURATION   ------------------------------
NAME                             RIGHTS(1)        OR PAYOUT       THRESHOLD   TARGET    MAXIMUM
----                           -------------   ----------------   ---------   -------   --------
Dick Rabenau.................       --           1997 - 1999       $45,000    $90,000   $180,000
Charles S. Gamble............       --           1997 - 1999        45,000     90,000    180,000

---------------

(1) Two subsidiaries of the Company, Atrion Medical Products and Halkey-Roberts, have long term incentive plans covering designated employees of those subsidiaries or the Company. Awards consist of the designation of percentages of annual base salary in effect at the beginning of a three-year performance period which is to be paid at the end of such performance period to each participant if the financial performance goals for Atrion Medical Products or Halkey-Roberts are met or exceeded. At the beginning of each three-year performance period, the Compensation Committee designates the key employees of Atrion Medical Products, Halkey-Roberts or the Company who are to participate, sets the percentage of annual base salary then in effect to be paid for each participant, the performance criteria and the threshold, target and maximum performance levels. The financial performance goals which were specified in 1997 are based upon cumulative earnings for the performance period, before overhead allocations, interest, bonus accruals and income taxes.
(2) There is no assurance that results will be achieved that will result in payments being made for any performance period. No payout occurs unless the threshold performance goal is met or exceeded.

RETIREMENT PLANS

     During 1997 the Company maintained a non-contributory pension plan (the "Pension Plan") for all employees of the Company and its subsidiaries, including officers, meeting certain age and service requirements. The Pension Plan, together with the Company's supplemental non-contributory pension plan (the "Supplemental Executive Retirement Plan") for eligible employees, including officers, provide benefits for retirement at age 65, for early retirement and for disability retirement, and provide for death benefits under certain circumstances. The amounts payable under the Supplemental Executive Retirement Plan are reduced by amounts payable under the Pension Plan. The benefits payable under the Pension Plan and the Supplemental Executive Retirement Plan are not subject to Social Security or other offset.

     The following table illustrates the total estimated maximum annual benefits payable under the Pension Plan and the Supplemental Executive Retirement Plan to Mr. Howard and Mr. Strickland, who are covered by both plans, under the life annuity option, assuming retirement in 1997 at age 65, and without considering any additional benefits for years of credited service in excess of 30. The annual benefits set forth below are calculated in accordance with the formula in effect during 1997.

                               PENSION PLAN TABLE

                                                         YEARS OF SERVICE
                                   -------------------------------------------------------------
FINAL AVERAGE ANNUAL COMPENSATION    5         10         15         20         25         30
---------------------------------  ------    -------    -------    -------    -------    -------
$100,000........................    9,150     18,300     27,451     36,601     45,751     54,901
 150,000........................   14,150     28,300     42,451     56,601     70,751     84,901
 200,000........................   19,150     38,300     57,451     76,601     95,751    114,901
 250,000........................   24,150     48,300     72,451     96,601    120,751    144,901
 300,000........................   29,150     58,300     87,451    116,601    145,751    174,901
 350,000........................   34,150     68,301    102,451    136,601    170,751    204,901
 400,000........................   39,150     78,300    117,451    156,601    195,751    234,901
 450,000........................   44,150     88,300    132,451    176,601    220,751    264,901
 500,000........................   49,150     98,300    147,451    196,601    245,751    294,901
 550,000........................   54,150    108,300    162,451    216,601    270,751    324,901
 600,000........................   59,150    118,300    177,451    236,601    295,751    354,901

     The compensation used to calculate the retirement benefits under the Pension Plan and the Supplemental Executive Retirement Plan is to be determined on the basis of salary and bonus as shown in the Summary Compensation Table. As of December 31, 1997, Messrs. Howard and Strickland had 13 1/12 years and 14 1/4 years, respectively, of credited service.

     With respect to employees of Atrion Medical Products and Halkey-Roberts, the Pension Plan provided during 1997 that an employee of such subsidiaries would be entitled to receive a monthly benefit equal to the product of $10 and his years of credited service. As of December 31, 1997, Mr. Rabenau and Mr. Gamble had 3 1/2 years and 1/2 year, respectively, of credited service. Assuming retirement at age 65, the benefits payable to Mr. Rabenau and Mr. Gamble under the Pension Plan would be approximately $130 and $90 per month, respectively.

     Effective January 1, 1998, the Pension Plan was converted into a "cash balance" retirement plan, pursuant to which the Company is to make annual contributions to a participant's cash balance account in an amount equal to 5% of the participant's compensation up to the Social Security wage base and 10% in excess thereof. Generally, each participant becomes fully vested in the benefits under such plan after five years of employment. Benefits may be paid, subject to certain limitations under the Code, upon termination of employment, retirement or death. The Pension Plan specifies various options that participants may select for the distribution of their accrued balance, including forms of annuity payments and lump sum distributions, and benefits payable under the Pension Plan will no longer be determined in accordance with the foregoing table. All executive officers participate in the Pension Plan. In addition, Messrs. Howard and Strickland continue to participate in the Supplemental Executive Retirement Plan. Benefits payable for Messrs. Howard and Strickland under the Supplemental Executive Retirement Plan will continue to be determined in accordance with the foregoing table and will be reduced by amounts payable under the Pension Plan; however, if the amount payable under the Pension Plan exceeds the benefits payable under the Supplemental Executive Retirement Plan, benefits will be payable solely pursuant to the Pension Plan.

CERTAIN SEVERANCE ARRANGEMENTS

     Since 1987, the Company has been a party to an agreement with Mr. Howard that provides that if, following a change in control of the Company (as defined in the agreement), Mr. Howard's employment with the Company is terminated either by the Company other than for cause or permanent disability or by Mr. Howard for good reason (as defined in the agreements), then Mr. Howard will receive (a) a lump sum payment equal to three times the greater of (i) the highest annual salary plus bonus paid by the Company to Mr. Howard in the five fiscal years of the Company preceding the year in which the termination of employment occurs and (ii) Mr. Howard's "annualized includable compensation" as defined in the Code, (b) certain other payments respecting, among other things, the Company's retirement plans and relocation costs or losses and (c) various welfare benefits for a specified period of time after termination of employment. The agreement also provides that, while Mr. Howard is employed by the Company for a period up to four years following the change in control, Mr. Howard is to continue to receive
(i) annual compensation in an amount not less than his annual fixed or base salary as in effect immediately prior to the change in control, (ii) an annual amount not less than the aggregate annual bonus or incentive pay made to him for the calendar year preceding the year in which the change in control occurs, and
(iii) full participation in all employee retirement income and welfare benefit policies and programs of the Company. Notice of termination of the agreement has been given by the Company, and the agreement will terminate early in 1999.

     The Supplemental Executive Retirement Plan and the Atrion Corporation Supplemental Executive Thrift Plan provide that upon a change in control of the Company, participants therein whose employment terminates may elect to receive immediately their benefits thereunder and account balances therein, respectively. Under the 1990 Stock Option Plan and the 1994 Stock Incentive Plan, in the event of a change in control of the Company all outstanding options are to become fully exercisable and all restricted shares are to become fully vested, and the value of the outstanding options and restricted shares is to be cashed out, unless otherwise determined by the Compensation Committee. Under the 1997 Stock Incentive Plan, in the event of a change in control of the Company, all options, other than nonqualified options granted to outside directors, and all stock appreciation rights ("SARs") will become and remain fully exercisable as of the date of the change in control. Outstanding awards of restricted stock and performance shares will become immediately vested and any applicable performance conditions shall be deemed satisfied (at the target performance condition, if applicable) as of the date of the change in control. In addition, to the extent set forth in any award agreement under the 1997 Stock Incentive Plan (other than with respect to options granted automatically to outside directors as described above) a participant will be permitted to surrender for cancellation within 60 days after such change in control any outstanding options, SARs, restricted stock or performance shares and will be entitled to receive a payment (i) with respect to each option in an amount equal to the excess, if any, of the "change in control price" over the exercise price; (ii) with respect to each SAR in an amount equal to the excess, if any, of the change in control price over the grant price of the SAR; (iii) with respect to each share of restricted stock, the change in control price; and (iv) with respect to each performance share, the change in control price. None of the award agreements for the Company's executive officers provides for such cancellation and payment.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee, which is currently comprised of all of the directors of the Company who are not employed by the Company or any subsidiary, establishes the overall executive compensation program for the Company and makes recommendations for base salaries, salary increases and bonuses for the Company's executive officers. In addition, the Compensation Committee administers the Company's incentive programs. The executive compensation program, which is periodically reviewed and modified, as necessary, by the Compensation Committee, is designed to attract, retain and motivate management personnel and includes compensation that is tied to enhanced stockholder value. With the change in the Company's business, the Compensation Committee is placing even greater emphasis on executive compensation being closely linked to the Company's performance and returns to stockholders.

  Compensation Policies

     Base salary, cash incentive compensation and stock awards are the principal components of compensation for the Company's executive officers. Base salaries of the Company's executive officers are reviewed annually and adjustments made on the basis of the Company's performance as measured by certain financial and non-financial criteria, various survey information respecting compensation of executive officers, compensation levels for executive officers in a broad range of companies (which range is broader than the group of companies included in the peer group indices used in comparing cumulative stockholder return), cost-of-living information and individual performance of the particular executive officer. The Compensation Committee has not assigned relative weights or values to any of such criteria. With respect to all executive officers other than Mr. Howard, the Compensation Committee takes into consideration a review of individual performance provided by Mr. Howard and recommendations regarding adjustments to compensation provided by him. With respect to the financial performance of the Company, the Compensation Committee takes into consideration the Company's operating income, net income (both inclusive and exclusive of one-time items), return on invested capital and total stockholder return. The Compensation Committee has also concluded that in evaluating the Company's performance it will give consideration to certain non-financial criteria including customer relations, safety record, corporate citizenship and environmental awareness. A new executive's base salary is determined on the basis of the responsibilities of the position, the experience of the new executive and the competitive marketplace for management talent. The Compensation Committee has also acknowledged that, in fixing base salaries and adjustments, consideration is to be given to the cost of living in the area where the executive will be located.

     One of the cash incentive programs developed by the Compensation Committee provides a mechanism for the payment of annual and three year incentive compensation tied to the attainment of annual and three-year financial goals for Atrion Medical Products. A similar incentive compensation program is tied to the performance of Halkey-Roberts. The Compensation Committee believes that these plans, which were adopted in 1995 and 1996, provide incentives for those key employees who are in a position to impact directly the performance of Atrion Medical Products and Halkey-Roberts to maximize the growth and financial performance of those units. Under these plans, the Compensation Committee designates the persons who are to participate, sets financial performance levels and sets the cash bonuses, as a percentage of base salary, to be paid to each participant if the financial performance goals are met or exceeded. Although executive officers of the Company who are not directly employed by those subsidiaries are, by the terms of those programs, eligible to participate, the Compensation Committee decided in 1996 that the executive officers of the Company who are not directly employed by Atrion Medical Products or Halkey-Roberts would not continue to participate in new performance periods under those programs but, instead, a new incentive compensation program covering those executive officers would be developed. That decision did not, however, affect the participation of those executive officers, including Mr. Howard, in one of the plans for Atrion Medical Products with respect to a three-year incentive compensation cycle which was approved in 1995 and that could have resulted in the payment of incentive compensation for the period 1995-1997. However, as a result of the nonrecurring charge for revaluation of assets taken in the fourth quarter of 1997, Atrion Medical Products did not achieve the threshold target for 1995-1997 established by the Compensation Committee in 1995 and no incentive compensation was paid under the plan for that three year period. Executive officers of the Company, including those who participate in the incentive compensation plans for Atrion Medical Products and Halkey-Roberts, are also eligible for discretionary bonuses as determined by the Compensation Committee.

     Stock awards are designed to motivate executives to improve the long-term performance of the Company's common stock in the market, to encourage them to achieve superior results over the long term and to align the interests of executive officers with those of stockholders. Decisions respecting restricted stock awards are made on the basis of the criteria referred to above, and decisions respecting the grant of stock options are made using the same criteria as well as the number of unexercised options held by key employees. The Compensation Committee generally staggers the exercise dates for options over a period of time so that the key employee receiving stock option awards will be rewarded only if he remains with the Company for an extended period and in order to emphasize the significance of the Company's long-term performance.

  Compensation of Chief Executive Officer

     In reaching its decisions respecting Mr. Howard's cash compensation in 1997 and stock option awards, the Compensation Committee reviewed Mr. Howard's base salary, bonuses and stock option and restricted stock awards in the 1992-1996 period, the changes in such compensation made during such period and certain of the factors considered when those changes in compensation were made. Additionally, the Compensation Committee took into consideration the Company's performance measured by the Company's operating income, net income (both inclusive and exclusive of one-time items), return on invested capital and total stockholder return, both compared to the Edward D. Jones Diversified Natural Gas Index and on a stand-alone basis, but did not assign relative weights or values to any of such criteria in assessing the Company's performance. The Compensation Committee noted that operating income in 1996 was up 19.72% from 1995, net income including one-time items was up 21.29% from 1995, net income excluding one-time items was up 15.66%, return on invested capital in 1996 was 18.45% and total stockholder return in 1996 was 22.33% as compared to total stockholder return of 25.90% reflected by the Edward D. Jones Diversified Natural Gas Index. In addition, the Compensation Committee considered surveys of executive officer compensation, information respecting the compensation levels for chief executive officers in various industries, Mr. Howard's individual performance and the number of unexercised stock options held by Mr. Howard. The Compensation Committee also took into consideration the planned transition of the Company from its origin as a regulated natural gas pipeline company to a growth oriented business in the highly competitive medical products field. The Compensation Committee concluded that Mr. Howard's overall compensation should be restructured so that a large proportion of his total compensation would be tied to the Company's performance and returns to stockholders but that his base salary should remain unchanged until the Company's transition to a medical products company had been completed. Accordingly, in 1997 there was no change in Mr. Howard's base salary. In early 1998, the Compensation Committee determined that, with the completion of the acquisition of the Quest Medical product lines on January 30, 1998, Mr. Howard's base salary should be adjusted and, effective February 1, 1998, his annual base salary was reduced from $400,000 to $250,000. The Compensation Committee believes that Mr. Howard's base salary is now fixed at an appropriate level based on the salaries of chief executive officers of companies of comparable size in the medical products industry. In addition, given Mr. Howard's superior performance in negotiating the sale of the Company's pipeline assets and in the expansion of the Company's operations in the medical products industry, the Compensation Committee awarded Mr. Howard a discretionary cash bonus for 1997 of $50,000.

     As a part of the restructuring of Mr. Howard's compensation to link it more closely with the Company's performance and returns to stockholders over the long term, the Compensation Committee awarded Mr. Howard options for 48,000 shares in mid-1997 and options for an additional 50,000 shares in early 1998, with those options vesting at various dates in the future. In doing so, the Compensation Committee significantly increased the number of options held by Mr. Howard. The Compensation Committee believes that, with the grant of those options, Mr. Howard has a greater incentive to improve the long-term performance of the Company and returns to stockholders and that his interests are now even more aligned with those of the stockholders.

                     MEMBERS OF THE COMPENSATION COMMITTEE

         Emile A. Battat                            Hugh J. Morgan, Jr.
         Richard O. Jacobson                           J. Kenneth Smith
         Jerome J. McGrath                            Roger F. Stebbing
         John H.P. Maley                             John P. Stupp, Jr.

PERFORMANCE OF COMMON STOCK

     The following graph compares the cumulative total return on investment (the change in year-end stock price plus reinvestment of dividends), for each of the last five fiscal years, assuming that $100 was invested on December 31, 1992 in each of (i) the Company, (ii) a group of stocks consisting of all companies whose stocks are included in the S&P 500 Composite Index and (iii) a group of stocks consisting of companies in the Media General Index of Medical Instruments and Supplies. For years prior to 1997, the Company's peer group index consisted of natural gas companies in the Edward D. Jones Diversified Natural Gas Index. As a result of the Company's disposition of its natural gas subsidiaries in May 1997 and the Company's continued expansion in the medical products industry, the Company has determined to utilize the Media General Index of Medical Instruments and Supplies for future stockholder return comparisons. For purposes of making the transition from the Edward D. Jones Diversified Natural Gas Index to the Media General Index of Medical Instruments and Supplies, both are included in the following graph.

     Measurement Period           Atrion                      Media General     Edward D.
   (Fiscal Year Covered)       Corporation      S & P 500         Index        Jones Index
1992                                     100             100             100             100
1993                                    93.9           110.1            84.6           115.3
1994                                    81.5           111.5            93.0           102.3
1995                                   111.5           153.3           150.0           135.1
1996                                   136.6           188.6           157.5           170.1
1997                                   119.8           251.6           186.8           213.3

                             STOCKHOLDER PROPOSALS

STOCKHOLDER PROPOSALS IN THE COMPANY'S PROXY STATEMENT

     In order for proposals by stockholders to be considered for inclusion in the Company's proxy material relating to the 1999 annual meeting of stockholders, such proposals must be received by the Company on or before December 9, 1998.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT ANNUAL MEETINGS

     The Company's Bylaws provide that a stockholder who desires to propose any business at an annual meeting of stockholders must give the Company written notice of such stockholder's intent to bring such business before such meeting. Such notice is to be delivered to, or mailed, postage prepaid, and received by, the Secretary of the Company at the principal executive offices of the Company not later than 60 days nor earlier than 90 days prior to the first anniversary of the preceding year's annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than 90 days prior to such annual meeting and not later than the 60 days prior to such annual meeting and the 10th day following the issuance by the Company of a press release announcing the meeting date. The stockholder's written notice must set forth (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (b) the name and address of the stockholder who intends to propose such business; (c) a representation that the stockholder is a holder of record of shares of common stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at such meeting to propose such business; and (d) any material interest of the stockholder in such business. The Chairman of the meeting may refuse to transact any business presented at any meeting without compliance with the foregoing procedure.

STOCKHOLDER NOMINATIONS FOR DIRECTORS

     The Company's Bylaws provide that a stockholder who desires to nominate directors at a meeting of stockholders must give the Company written notice, within the same time period described above, setting forth (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of shares of common stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Company if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person if a stockholder has failed to comply with the foregoing procedure.

                                 OTHER BUSINESS

     The Board of Directors does not intend to bring any business before the meeting other than that stated herein and is not aware of any other matters that may be presented for action at the meeting. However, if any other matters should properly come before the meeting, or any adjournments thereof, it is the intention of the persons named in the accompanying proxy to vote on such matters as they, in their discretion, may determine.

                                          By Order of the Board of Directors

                                          Jeffery Strickland
                                          Vice President and Chief Financial
                                            Officer, Secretary and Treasurer

April 8, 1998

                                                                        APPENDIX


                            ATRION CORPORATION PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby appoints Richard
O. Jacobson, John H. P. Maley and J. Kenneth Smith, or any of them, proxies of the undersigned, with full power of substitution, to represent and to vote all shares of common stock of Atrion Corporation which the undersigned would be entitled to vote at the annual meeting of stockholders of Atrion Corporation to be held at the offices of the Company, One Allentown Parkway, Allen, Texas, on Tuesday, May 12, 1998 at 10:00 a.m., Central Time, and at any adjournment or postponement thereof, in the following manner:

1.  ELECTION OF DIRECTORS.

    [ ]  FOR all nominees listed below                           [ ]  AUTHORITY WITHHELD to
         (except as otherwise instructed below)                       vote for all nominees listed below

           Jerry A. Howard, Roger F. Stebbing and John P. Stupp, Jr.

To withhold authority to vote for any nominee, write that nominee's name in the space provided below.

--------------------------------------------------------------------------------

2. PROPOSAL TO APPROVE CERTAIN AMENDMENTS TO THE COMPANY'S 1997 STOCK INCENTIVE PLAN.

     [ ]  FOR                    [ ]  AGAINST                    [ ]  ABSTAIN

3.  PROPOSAL TO APPROVE THE COMPANY'S 1998 OUTSIDE DIRECTORS STOCK OPTION PLAN.

     [ ]  FOR                    [ ]  AGAINST                    [ ]  ABSTAIN

             (Continued and to be dated and signed on reverse side)

                          (Continued from other side)

4. PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT ACCOUNTANTS OF THE COMPANY.

     [ ]  FOR                    [ ]  AGAINST                    [ ]  ABSTAIN

5. IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2, 3 AND 4. IF THIS PROXY IS PROPERLY SIGNED AND RETURNED, THE SHARES REPRESENTED WILL BE VOTED "FOR" ITEMS 1, 2, 3 AND 4 UNLESS YOU OTHERWISE SPECIFY HEREIN.

                                                  DATED:                  , 1998
                                                     ----------------------

                                                  ------------------------------
                                                  SIGNATURE

                                                  ------------------------------
                                                  SIGNATURE

                                                  PLEASE SIGN THIS PROXY EXACTLY
                                                  AS YOUR NAME APPEARS HEREON.
                                                  WHEN SIGNING AS EXECUTOR,
                                                  ADMINISTRATOR, TRUSTEE,
                                                  CORPORATE OFFICER, ETC.,
                                                  PLEASE GIVE FULL TITLE. IN
                                                  CASE OF JOINT OWNERS, EACH
                                                  JOINT OWNER SHOULD SIGN.

          Please Date, Sign and Return TODAY in the Enclosed Envelope.
              No Postage Required if Mailed in the United States.